UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2013

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 (Commission file number)	62-0474417 (IRS Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 8.01 Other Events.

On April 10, 2013, President Obama submitted the Fiscal Year 2014 Budget of the U.S. Government (the “Budget”) to Congress. The Budget contains the following language regarding the Tennessee Valley Authority (“TVA”):

In order to meet its future capacity needs, fulfill its environmental responsibilities, and modernize its aging generation system, TVA's current capital investment plan includes more than $25 billion of expenditures over the next 10 years. However, TVA's anticipated capital needs are likely to quickly exceed the agency's $30 billion statutory cap on indebtedness. Reducing or eliminating the Federal Government's role in programs such as TVA, which have achieved their original objectives and no longer require Federal participation, can help put the Nation on a sustainable fiscal path. Given TVA's debt constraints and the impact to the Federal deficit of its increasing capital expenditures, the Administration intends to undertake a strategic review of options for addressing TVA's financial situation, including the possible divestiture of TVA, in part or as a whole.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennessee Valley Authority
(Registrant)

Date: April 11, 2013	/s/ John M. Thomas, III
John M. Thomas, III
Executive Vice President and
Chief Financial Officer

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